EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION OF HOSPITAL LEASE
THIS ASSIGNMENT AND ASSUMPTION OF HOSPITAL LEASE (this “Assignment”) is made as of the 4th day of December, 2014 (the “Effective Date”), by SOUTHLAKE TEXAS MEDICAL DEVELOPMENT, LP, a Texas limited partnership (“Seller”), and GAHC3 SOUTHLAKE TX HOSPITAL, LLC, a Delaware limited liability company (“Buyer”).
RECITALS
A.    Seller, as landlord, and Forest Park Medical Center at Southlake, LLC, a Texas limited liability company, as tenant, are parties to that certain Lease Agreement dated as of January 13, 2012 (the “Hospital Lease”), with respect to certain real property described on Exhibit A attached hereto, together with the buildings and other improvements located thereon (as more particularly described in the Hospital Lease, the “Premises”).
B.    Pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated November 18, 2014 (the “Agreement”), between Seller and Buyer, Seller has agreed to sell to Buyer, inter alia, the Premises. All initially-capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.
C.    Seller now desires to assign to Buyer all of Seller’s right, title and interest in and to the Hospital Lease, and Buyer desires to assume the assume the same, subject to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Assignment and Assumption. As of the Effective Date, Seller hereby conveys, transfers, and assigns to Buyer all of its right, title and interest in and to the Hospital Lease, together with all guaranties and other documents delivered to Seller or that Seller is holding in connection therewith. Buyer hereby accepts the foregoing assignment and assumes all of Seller’s obligations under the Hospital Lease first arising or accruing from and after the Effective Date.
2.    Indemnification of Buyer. Seller hereby agrees to indemnify, defend, and hold harmless Buyer for, from and against any and all any and all liability, loss, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and costs, court costs and litigation-related expenses, directly or indirectly arising out of or based upon Seller’s failure to keep, perform, fulfill and observe any of the terms covenants, obligations, agreements and conditions required to be kept, performed, fulfilled, and observed by Seller under the Hospital Lease prior to the Effective Date.
3.    Indemnification of Seller. Buyer hereby agrees to indemnify, defend, and hold harmless Seller for, from and against any and all any and all liability, loss, cost, damage and expense, including, without limitation, reasonable attorneys’ fees and costs, court costs and litigation-related expenses, directly or indirectly arising out of or based upon Buyer’s failure to keep, perform, fulfill and observe any of the terms covenants, obligations, agreements and conditions required to be kept, performed, fulfilled and observed by Buyer under the Hospital Lease on and after the Effective Date.
4.    Incorporation. Seller’s representations, warranties, covenants and agreements contained in the Agreement and relating to the Hospital Lease are incorporated herein by this reference. Seller acknowledges and agrees that such representations, warranties, covenants and agreements contained in the Agreement will remain in full force and effect to the full extent provided therein.
5.    Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed copies hereof may be delivered by facsimile, email or similar electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

[Signatures on following page]

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Assignment as of the day and year first above written.
SELLER:
SOUTHLAKE TEXAS MEDICAL DEVELOPMENT, LP,
a Texas limited partnership

By: Southlake Texas Medical Development GP, LLC,
a Texas limited liability company,
its general partner
By:     /s/ Jim Williams, Jr.
Name:     Jim Williams, Jr.
Title:         Manager

By:     /s/ Derrick N. Evers
Name:     Derrick N. Evers
Title:         Manager

BUYER:
GAHC3 SOUTHLAKE TX HOSPITAL, LLC,
a Delaware limited liability company

By: GRIFFIN-AMERICAN HEALTHCARE REIT III HOLDINGS,,LP,
a Delaware limited liability company,
its Sole Member,

By: GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.,
a Maryland corporation,
Its General Partner,
By:      /s/ Danny Prosky
Name: Danny Prosky
Title:      President and Chief Operating Officer

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